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                                 EXHIBIT 23(a)

                 CONSENT OF BARLEY, SNYDER, SENFT & COHEN, LLP
                 ---------------------------------------------

        We hereby consent to the use in this registration statement of the opinions filed as Exhibit 5 and Exhibit 8 hereto and to the references to this firm under the caption "Legal Matters" in the related prospectus.


Lancaster, Pennsylvania                BARLEY, SNYDER, SENFT & COHEN, LLP


December 5, 1996                       By: /s/ Paul G. Mattaini
Paul G. Mattaini, Esquire                 --------------------------------